POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John S. Stafford Jr., as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or direct or indirect holder of 10% or more of a registered class of securities of a company subject to reporting under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and/or authenticating documents pursuant to the rules governing the EDGAR Filer Management System of the Securities and Exchange Commission (the “SEC”) and application thereto;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities subject to reporting under Section 16 of the Exchange Act, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

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[Signature Page Follows]

[Signature Page to Power of Attorney]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of November 2012.

For: The Susan Yang Stafford 2010 Kimborama Trust

/s/ Susan Yang Stafford

Susan Yang Stafford, Trustee

For: The Kimberly Stafford 2004 Irrevocable Trust

/s/ Susan Yang

Susan Yang Stafford, Trustee

For: Susan Yang Stafford

/s/ Susan Yang

Susan Yang Stafford